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Exhibit (i)(10)

December 22 , 2015

The Glenmede Fund, Inc.

One South Street

Baltimore, Maryland 21202

Re:	Shares Registered by Post-Effective Amendment No. 79 to
Registration Statement on Form N-1A (File No. 33 - 22884)

Ladies and Gentlemen:

We have acted as counsel to The Glenmede Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission on December 22, 2015 of Post-Effective Amendment No. 79 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value representing interests in the following series (collectively, the “Shares”):

Name of Portfolio	Authorized Shares
Women in Leadership U.S. Equity Portfolio	80,000,000
Responsible ESG U.S. Equity Portfolio	80,000,000
High Yield Municipal Portfolio	80,000,000

The Amendment registers an indefinite number of the Shares.

We have reviewed the Company’s Certificate of Incorporation, By-Laws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectus offering the Shares and in accordance with the Company’s Articles of Incorporation (including Articles Supplementary thereto filed with the Maryland Department of Assessments and Taxation to authorize, classify and establish the Shares) for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

The Glenmede Fund, Inc.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 79 to the Company’s Registration Statement.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP